EXHIBIT 3.5

                           ARTICLES OF INCORPORATION

                                      OF

                        SPECIALTY RETAILERS, INC. (NV)

      FIRST: The name of this corporation is Specialty Retailers, Inc. (NV)

      SECOND: The street address of the resident agent where process may be served on the corporation in the State of Nevada is 502 East John Street, Carson City, Nevada 89706. The name of the resident agent at such address is CSC Services of Nevada, Inc.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the under the General Corporation Law of the State of Nevada;

      FOURTH: The total authorized capital stock of the corporation is 1000 shares of Common Stock, par value $.01 per share.

      FIFTH: The governing board of this corporation shall be known as directors, and the number of directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by-laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.

      SIXTH: The number of directors which shall constitute the first board shall be two (2). The name and address of each of the members of the first board is as follows:

NAME                        ADDRESS
Lois Padgetti               2101 Broadway
                            Yankton, South Dakota 57078

Michael Melchin             Space 10C Super City Mall
                            Sanborn & North Main Street
                            Mitchell South Dakota 57301

      SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

      SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME                        POST OFFICE ADDRESS
David N. Britsch            c/o Kirkland & Ellis
                            153 E. 53rd Street, 39th Floor
                            New York, New York 10022

      EIGHTH: The corporation is to have perpetual existence.

      NINTH: In furtherance and not in limitation of the powers conferred by statue, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

      TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

      ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

      I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of June, 1997.

                                  /S/ DAVID N. BRITSCH
                                      David N. Britsch, Sole Incorporator

State of New York)
County of New York)ss

      On this 24th day of June, 1997, before me the undersigned officer personally appeared David N. Britsch to me personally known and known to me to be the same person whose name is signed to the foregoing instrument and acknowledged the execution therefor for the use and purpose therein setforth.

IN WITNESS WHEREOF I have hereunto set my hand and official seal.

                                    /S/ SHERYL MILLER
                                    Notary Public

                                    My Commission Expires   FEBRUARY 27, 1999